EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM
We hereby consent to the incorporation of our report dated March 4, 2009, relating to the 2008 consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237, 333-70800, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2008.

/s/ Stegman & Company

Baltimore, Maryland
March 4, 2009